UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 26, 2020

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 26, 2020, the board of directors (the “Board”) of GSI Technology, Inc. (the “Company”) appointed Kim Le to serve as a director until the next annual meeting of stockholders and until her successor is duly elected and qualified.  Simultaneous with Ms. Le’s appointment to the Board, she was appointed to serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Le has over 25 years of experience in public accounting, internal auditing and building businesses.  Ms. Le founded A2Q2 Corporation (“A2Q2”) in July 2003 and has served as Chief Executive Officer of A2Q2 since that time.  A2Q2 is a global Special Ops firm which assists growth companies to design and implement business processes, ERP systems and internal controls to comply with the Sarbanes—Oxley Act of 2002.  In addition, Ms. Le is the Chief Executive Officer of Directors League, Inc., a peer-to-peer community of corporate directors who currently serve on the boards of publicly traded companies, where she has served in such role since founding the organization in July 2018.  In August 2020 Ms. Le also founded software company SASI Robotics, where she holds the office of Chief Executive Officer.  Prior to founding A2Q2, Ms. Le was a Senior Manager at Protiviti from August 2002 to July 2003 and was in public accounting at Arthur Andersen from June 1994 to June 2002.  Ms. Le has a Bachelor of Science degree in Accountancy from Arizona State University and is a licensed CPA in California and Arizona.

Ms. Le will receive a cash retainer and option grant award in accordance with the Company’s non-employee director compensation policy, as adopted by the Board from time to time (the “Policy”).  The current Policy is described in the Company’s definitive proxy statement for the annual meeting of stockholders held on August 27, 2020, which was filed with the Securities and Exchange Commission on July 20, 2020.  Additionally, Ms. Le will enter into the Company’s standard form of director indemnification agreement.

There are no persons with whom Ms. Le has an arrangement or understanding pursuant to which Ms. Le was appointed as a member of the Board.  There are no current or proposed transactions between the Company Ms. Le or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company issued a press release on October 27, 2020 announcing Ms. Le’s appointment to the Board.  A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	GSI Technology, Inc. Press Release dated October 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2020

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer